UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2009

BORDER MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

 (State or other jurisdiction of incorporation or organization): Nevada

(Commission File Number): 333-139129

(IRS Employer Identification No.): 20-5088293

968 – 240th Street
Langley, British Columbia, V2Z 2Y3
(Address of principal executive offices)

(604) 539-9680
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

On July 29, 2009 the holders of 67.3% of the issued and outstanding common stock of Border Management, Inc. (the “Company”) authorized, by consent resolutions, the Board of Directors of the Company to effect a number of corporate actions at any time until December 31, 2010 at the sole discretion of the Board. These actions include a name change from “Border Management, Inc.” to such other name as the Board determines suitable and a reverse split of the Company’s common stock at a ratio of up to 1 new share for every 100 existing shares of the Company’s issued and outstanding common stock. The consent resolutions also authorized the Company to abandon or determine not to effect the corporate actions without further action by the Company’s stockholders.

The Company will file a Form 8-K to disclose each corporate actions as it occurs.

The Company announced the above information by way of a press release attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Border Management, Inc. Announces Stockholder Resolutions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2009	BORDER MANAGEMENT, INC.
(Registrant)

By: /s/ Solomon Nordine
Solomon Nordine
Chief Financial Officer, Treasurer, Director